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            Consent of the Barbecue Industry Association of America



     The Barbecue Industry Association of America hereby consents to all references made to it and to all facts and figures in the 1997 Barbecue Lifestyle Usage and Attitude Study performed on behalf of the Barbecue Industry Association in Amendment No. 2 to the Registration Statement on Form S-1 (Registration Statement No. 333-47669) of Blue Rhino Corporation, as filed with the Securities and Exchange Commission on May 12, 1998


Barbecue Industry of America

By  /s/ David Kearsley
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Name    David Kearsley
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Title   Chairman - BIA Board - 1998
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Barbecue Industry Association
Naperville, Illinois
May 12, 1998